                                                                     Exhibit 4.1

                           HOST MARRIOTT CORPORATION

                      HOST MARRIOTT SERVICES CORPORATION


                                      and


                    FIRST CHICAGO TRUST COMPANY OF NEW YORK



                        ______________________________



                     FIRST SUPPLEMENTAL WARRANT AGREEMENT



                         Dated as of December 22, 1995


                        ______________________________

          This First Supplemental Warrant Agreement (this "Supplement") to the Warrant Agreement dated October 19, 1994 (the "Warrant Agreement") between Host Marriott Corporation, a Delaware corporation (the "Company") and First Chicago Trust Company of New York, as Warrant Agent (the "Warrant Agent"), is entered into this 22nd day of December, 1995, by and among the Company, the Warrant Agent and the Company's wholly-owned subsidiary, Host Marriott Services Corporation, a Delaware Corporation ("Services").

          WHEREAS, pursuant to the Warrant Agreement, the Company has issued Common Stock Purchase Warrants ("Warrants") to purchase 7.7 million shares of common stock, $1.00 par value per share, of the Company ("Company Common Stock"), of which Warrants to purchase approximately 7.3 million shares of Company Common Stock are outstanding on the date hereof;

          WHEREAS, the Company plans to make a special dividend consisting of the distribution (the "Distribution"), to holders of its outstanding shares of Company Common Stock as of December 22, 1995 (the "Distribution Record Date"), on a one share-for-five share basis, of all the outstanding shares of common stock, no par value per share, of Services;

          WHEREAS, the Board of Directors of the Company has determined that the rights provided to the holders of Warrants pursuant to this Supplement will enable the holders of Warrants to participate in the Distribution on a basis that is fair and appropriate in light of the basis on which holders of Company Common Stock will participate in this Distribution, and that the notice to be provided to holders of Warrants in connection with the Distribution is fair and appropriate in light of the notice being provided to holders of Common Stock in connection with the Distribution; and

          WHEREAS, in connection with the Distribution, the Company and Services will enter into a Distribution Agreement (the "Distribution Agreement"), pursuant to which the Company and Services have agreed, among other things, to effect the amendments to the Warrant Agreement set forth herein, which do not adversely affect the interests of the holders of Warrant Certificates (as defined in the Warrant Agreement);

          WHEREAS, pursuant to Section 19 of the Warrant Agreement, the Company and the Warrant Agent may amend the Warrant Agreement without the consent of the holders of Warrant Certificates to supplement and amend the Warrant Agreement in a manner for matters arising thereunder which the Company and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the holders of Warrant Certificates.

          NOW THEREFORE, pursuant to Section 19 of the Warrant Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby supplement and amend the Warrant Agreement as follows:

          Section 1.  Capitalized Terms.  All capitalized terms used herein, and
                      -----------------
not defined herein, shall have the meanings ascribed to them in the Warrant Agreement.

          Section 2.  Definitions.  The following definitions shall be added to
                      -----------
the Warrant Agreement immediately following the recitals thereto:

          "Distribution:  the distribution by a special dividend to holders of
           ------------
record of Common Stock on the Distribution Record Date, on a one share-for-five share basis, of all of the outstanding shares of Services Common Stock.

          Distribution Record Date:  December 22, 1995
          ------------------------

          Services:  Host Marriott Services Corporation, a Delaware corporation.
          --------

          Services Common Stock:  common stock, no par value per share, of
          ---------------------
          Services.

          Services Warrant Shares:  the shares of Services Common Stock issuable
          -----------------------
          upon exercise of the Warrants (which shall comprise one-fifth of a share of Services Common Stock for each Warrant Share issuable on the exercise of each Warrrant, subject to further adjustment as set forth in Section 12 of the Agreement)."

          Section 3.  Terms of Warrants; Exercise of Warrants.  A new Section 6A
                      ---------------------------------------
shall be added to the Warrant Agreement immediately after Section 6 as follows:

          "SECTION 6A.  Terms and Exercise of Warrants With Respect to Services
                        -------------------------------------------------------
          Common Stock.  Commencing on the date after the Distribution Record
          ------------
          Date, holders who exercise their Warrants pursuant to Section 6 of the Warrant Agreement shall also be entitled to receive from Services, upon exercise of such Warrants and upon consummation of the Distribution, one-fifth of one share of Services Common Stock per Warrant exercised, as adjusted pursuant to Section 12 of this Agreement. Subject to the provisions of Section 8 of the Agreement, upon surrender of Warrants and payment of the Exercise Price, Services shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder, and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Services Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13A. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Services Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price."

          Section 4.  No Rights as Stockholders.  A new Section 7A shall be
                      -------------------------
added to the Warrant Agreement immediately after Section 7 as follows:

          "SECTION 7A.  No Rights as Stockholders of Services.  Nothing
                        -------------------------------------
          contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrant Certificates the right to vote or to consent to or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of Services or any other matter, or any rights whatsoever as stockholders of Services."

          Section 5.  Payment of Taxes and Other Costs.  The first paragraph of
                      --------------------------------
Section 8 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

          "The Warrant holder shall be required to pay any and all tax or taxes which may be payable in respect of (i) the issuance of the Warrants,
          (ii) the issuance of Warrant Shares upon exercise of the Warrants,
          (iii) the issuance of Services Warrrant Shares upon exercise of the Warrants, or (iv) any transfer of any Warrant Certificates or the issuance of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of the Warrant, and neither the Company nor Services shall be required to issue or deliver Warrant Shares or Services Warrant Shares, respectively, or new Warrant Certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company or Services (as applicable) the amount of such tax or shall have established to the satisfaction of each of the Company and Services that such tax has been paid."

          Section 6.  Reservation of Services Warrant Shares.  A new Section 10A
                      --------------------------------------
shall be added to the Warrant Agreement immediately after Section 10 as follows:

          "SECTION 10A.  Reservation of Services Warrant Shares.  The provisions
                         --------------------------------------
          of Section 10 shall apply equally to Services, the Services Warrant
          Shares and to the reservation of Services Common Stock for the purpose of enabling Services to satisfy its obligation to issue the Services Warrant Shares with the same force and effect as such provisions apply to the reservation of Warrant Shares by the Company."

          Section 7.  Registration of Services Warrant Shares.  A new Section
                      ---------------------------------------
11A shall be added to the Warrant Agreement immediately after Section 11 as follows:

          "SECTION 11A.  Registration of Services Warrant Shares.  Services will
                         ---------------------------------------
          use its reasonable best efforts to maintain an effective and current registration statement under the Securities Act for the issuance of Services Warrant Shares issuable upon exercise of Warrants during the period commencing on the Distribution Date through the earlier of (i) the expiration of the Warrants or (ii) the date on which all Warrants have been exercised; provided that Services (in its sole discretion) shall have the right to discontinue the effectiveness of such registration statement with respect to the Services Warrant Shares for such periods as Services determines are necessary and appropriate. Services will notify the Warrant Agent at any time that the effectiveness of the registration statement with respect to the Services Warrant Shares has been suspended (any such period during which effectiveness of the registration statement is suspended being referred to as a "Services Suspension Period"), and during any Services Suspension Period the Warrants will not be exercisable with respect to the Services Warrant Shares."

          Section 8.  Adjustment of Exercise Price and Number of Warrant Shares
                      ---------------------------------------------------------
Issuable.
--------

          The first two sentences of Section 12 of the Warrant Agreement shall be deleted and the following text shall be inserted in its place:

                    "The Exercise Price and the number of Warrant Shares and Services Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

                    For purposes only of application of this Section 12 to events occurring with respect to the Company ("Company Events"), (a) "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, and (b) "Exercise Price" means the "Company Portion of the Exercise Price," which equals the product of the Exercise Price and the Company Percentage. The "Company Percentage" means the amount, expressed as a percentage, resulting from the following calculation: (i) the Company Initial Trading Price (as defined below), divided by (ii) the sum of (x) one fifth of the
                          ------- --
          Services Initial Trading Price (as defined below) plus (y) the Company Initial Trading Price. The "Company Initial Trading Price" shall mean the Sale Price of Company Common Stock on the first full Trading Day following the date on which the Distribution was effected (the "Distribution Date") that the Company Common Stock trades "ex-distribution" one-fifth share of Services Common Stock. The "Services Initial Trading Price" shall mean the Sale Price of the Services Common Stock on the first full Trading Day following the Distribution Date that the Services Common Stock trades "regular way." The term "Sale Price" as applied to a share of Services Common Stock or Company Common Stock on any date means the closing per share sale price of a share of Services Common Stock or Company Common Stock, as applicable (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the asked prices) on such date as reported in composite transaction for the principal United States securities exchange on which the Services Common Stock or Company Common Stock (as applicable) is traded or, if such stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System. The term "Trading Day" means each day on which the Securities Exchange or Quotation System which is used to determine the Sale Price is open for trading or quotation. No adjustment under this Section 12 shall be made to the Services

          Portion of the Exercise Price (as defined below) or to the number of Services Warrant Shares issuable upon exercise of a Warrant in connection with Company Events.

                      For purposes only of application of this Section 12 to events occurring with respect to Services ("Services Events"), (a) "the Company" means Services, (b) "Common Stock" means shares now or hereafter authorized of any class of common stock of Services and any other stock of Services, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount and (c) "Exercise Price" means the "Services Portion of the Exercise Price," which equals the product of the Exercise Price and the Services Percentage. The "Services Percentage" means the amount, expressed as a percentage, resulting from subtracting the Company Percentage from one hundred percent (100%). No adjustment under the Section 12 shall be made to the Company Portion of the Exercise Price or to the number of Warrant Shares issuable upon exercise of a Warrant in connection with Services Events.

                      Successive adjustments may be made with respect to Company Events specified in this Section 12, but such adjustments shall affect only the number of and/or type of capital stock of the Company issuable in consideration of the Company Portion of the Exercise Price. Successive adjustments may be made with respect to Services Events specified in this Section 12, but such adjustments shall affect only the number and/or type of capital stock of Services issuable in consideration of the Services Portion of the Exercise Price. Notwithstanding such adjustments, each Warrant may be exercised only upon payment of the applicable Exercise Price set forth in the Warrant Certificate (i.e., $8 per Warrant if exercised on or before 5:00 p.m.
                       ----
          New York City time on October 8, 1996, and $10 per Warrant if exercised thereafter); and upon exercise of a Warrant and payment of such Exercise Price following consummation of the Distribution, the holder shall be entitled to receive one share of Company Common Stock (subject to adjustment under this Section 12 with respect to subsequent Company Events) and one-fifth of one share of Services Common Stock (subject to adjustment under this Section 12 with respect to subsequent Services Events.)"

          Section 9.  Fractional Interests.  (a) The last sentence of Section 13
                      --------------------
of the Warrant Agreement shall be deleted and the following text inserted in its place:

          "If any fraction of a Warrant Share would, except for the provision this Section 13, be issuable upon exercise of any Warrants (or specified portion thereof), the Company shall pay to the exercising Warrant holder (in lieu of issuance of such fractional Warrant Share) an amount in cash equal to (a) the Exercise Price on the date of the Warrant is presented for exercise multiplied by (b) the Company
                                            ---------- --
          Percentage (as defined in Section 12) multiplied by (c) such
                                                ---------- --
          fraction."

          (b) A new Section 13A shall be added to the Warrant Agreement immediately after Section 13 as follows:

          "SECTION 13A.  Fractional Interests -- Services Warrant Shares.
                         -----------------------------------------------
          Services shall not be required to issue fractional Services Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Services Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Services Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Services Warrant Share would, except for the provision of this Section 13A, be issuable on the exercise of any Warrants (or specified portion thereof), Services shall pay to the exercising Warrant holder (in lieu of issuance of such fractional Services Warrant Share) an amount in cash equal to (a) the Exercise Price on the date the Warrant is presented for exercise multiplied by (b) the Services Percentage (as defined in
                       ---------- --
          Section 12) multiplied by (c) such fraction."
                      ---------- --

          Section 10.  Notices to Warrant Holders.
                       --------------------------

          (a) The first sentence of Section 14 of the Warrant Agreement shall be deleted and the following text inserted in its place:

          "Upon the occurrence of a Company Event, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate signed by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, specifying the adjustment of the number of Warrant Shares issuable upon exercise of a Warrant and payment of the Exercise Price pursuant to Section 12 and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid."

          (b) A new Section 14A shall be added to the Warrant Agreement immediately after Section 14 as follows:

          "SECTION 14A.  Notices to Warrant Holders By Services.  Upon the
                         --------------------------------------
          occurrence of a Services Event, Services shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate signed by the Chief Financial Officer, the Treasurer or any Assistant Treasurer, specifying the adjustment of the number of Services Warrant Shares issuable upon exercise of a Warrant and payment of the Exercise Price pursuant to Section 12 and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such Notice may be given in advance and included as a part of any notice required to be mailed under the other provision of this Agreement."

          Section 11.  Warrant Agent.
                       -------------

          a) The preamble of Section 16 of the Warrant Agreement is hereby deleted in its entirety and replaced by the following:

          "The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, Services, and the holders of Warrants, by their acceptance thereof, shall be bound:"

          b) A new Section 16A shall be added to the Warrant Agreement immediately following Section 16 as follows:

          "SECTION 16A.  Warrant Agent -- Services.  The provisions of Section
                         -------------------------
          16 limiting the responsibility of and defining the rights and obligations of the Warrant Agent to the Company and the holders of Warrant Certificates shall apply with the same force and effect to limit the responsibility and to define the rights and obligations of the Warrant Agent to Services."

          Section 12.  Notices.  New Sections 18A and 18B regarding notices to
                       -------
be delivered under the Warrant Agreement shall be added to the Warrant Agreement immediately following Section 18 of the Warrant Agreement as follows:

          "SECTION 18A.  Notices to Services and Warrant Agent.  Any notice or
                         -------------------------------------
          demand authorized by the Agreement to be given or made by the Warrant
          Agent or by the registered holder of any Warrant Certificate to or on Services shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by Services with the Warrant Agent), as follows:

                         Host Marriott Services Corporation
                         10400 Fernwood Road
                         Bethesda, Maryland 20817
                         Attention:  Corporate Secretary

               In case Services shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                    Any notice pursuant to this Agreement to be given by Services or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Services), or in the case of notices by Services to the Warrant Agent, by telecopier, confirmed by overnight courier, to the Warrant Agent as follows:

                         First Chicago Trust Company
                              of New York

                         Stock Transfer Department
                         14 Wall Street, Suite 4680
                         New York, New York 10005

          Section 18B.  Notices Between the Company and Services.  The Company
                        ----------------------------------------
shall deliver to Services, in the manner set forth in Section 18A, a copy of any notice that, pursuant to the Agreement, the Company delivers to, or receives from, the Warrant Agent or the registered holder of any Warrant Certificate substantially contemporaneously with the delivery or receipt of the Notice to or from the Warrant Agent or such registered holders. Services shall deliver to the Company, in the manner set forth in Section 18, a copy of any notice that, pursuant to the Agreement, Services delivers to, or receives from, the Warrant Agent or the registered holder of any Warrant Certificate substantially contemporaneously with the delivery or receipt of the Notice to or from the Warrant Agent or such registered holders."

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Warrant Agreement on behalf of the respective parties hereto as of the 22nd day of December, 1995.

Attest:                             HOST MARRIOTT CORPORATION


                                    By:    /s/ Christopher G. Townsend
--------------------------               -------------------------------
                                           Christopher G. Townsend
                                           Senior Vice President


Attest:                             HOST MARRIOTT SERVICES CORPORATION


                                    By:    /s/ Joe P. Martin
--------------------------               -------------------------------
                                           Joe P. Martin
                                           Vice President


Attest:                             FIRST CHICAGO TRUST COMPANY
                                     OF NEW YORK


                                    By:    /s/ Kathleen D. Whelply
--------------------------               -------------------------------
                                           Kathleen D. Whelply
                                           Assistant Vice President